Exhibit 99.1

       Scholastic Announces Fiscal 2005 Third Quarter Results;
 Improved Operating Profits, on Modest Revenue Growth and Higher Margins

    NEW YORK--(BUSINESS WIRE)--March 17, 2005--Scholastic Corporation (NASDAQ:SCHL) today announced its fiscal 2005 third quarter results.
    For the quarter ended February 28, 2005, Scholastic generated an operating profit of $5.8 million, compared to a loss of $2.3 million in the year-ago period. Revenues were $480.8 million, up 2% from $472.0 million a year ago. Net loss in the third quarter improved to $0.7 million or $0.02 per diluted share, compared to a net loss of $6.0 million or $0.15 per diluted share in the prior year period. The third quarter is typically Scholastic's second smallest revenue period.
    "With continued focus on margins, we achieved higher profitability in all operating segments last quarter," commented Richard Robinson, Chairman, CEO and President of Scholastic. "Improved results in Trade drove growth in the Children's Book Publishing and Distribution segment, while profits also rose in International and in Educational Publishing."
    Mr. Robinson added, "With Internet orders up nearly 20% this fiscal year and now representing more than 10% of Scholastic's revenues, I'm also very excited by the recent appointment of Seth Radwell as president of e-Scholastic. Seth's experience building new print and electronic businesses, most recently at Bookspan and Doubleday Interactive, will help us accelerate this momentum."
    For fiscal 2005, the Company continues to expect earnings of between $1.50 and $1.70 per diluted share, excluding severance charges, on revenues of approximately $2.1 billion, and is on plan to generate free cash flow of $40 to $50 million.

    Third Quarter Results

    Children's Book Publishing and Distribution. Operating profits in the segment rose 56% from the prior year period to $16.5 million in the third quarter of fiscal 2005, driven by lower returns and higher gross sales in Trade Publishing. Segment revenues grew slightly to $272.3 million, reflecting the improvement in Trade as well as in School Book Fairs, where better product availability and merchandising contributed to higher revenues per fair. This was partly offset by lower Continuity revenues, which declined as a result of the Company's strategy of focusing on more productive customers, and by a 1% decline in School Book Club revenues.
    Educational Publishing. For the quarter, segment operating profits rose 25% to $4.0 million and revenues increased 14% to $79.3 million, relative to the prior year period. Higher revenues and profits reflected strong sales of educational technology, including Read 180(R), and higher circulation of classroom magazines.
    International. Operating profits in the segment were $3.4 million for the quarter, a $2.6 million increase from the prior year period, primarily from improved results in the Company's Australian operations. Revenues rose $4.4 million to $92.0 million, of which $3.8 million was due to foreign exchange benefits.
    Media, Licensing and Advertising. Revenues in the segment were $37.2 million, a $6.3 million decline from the prior year, principally due to lower production revenues (and corresponding expenses) in Scholastic Entertainment, which a year ago released CLIFFORD'S REALLY BIG MOVIE(TM). Operating profits in the segment rose modestly to $1.3 million, primarily from improved results in software sales. Building on its fall 2004 launch, the Company's new media property Maya & Miguel(TM) now ranks number one among new shows on the PBS KIDS GO! programming block and number two among all PBS programming for children ages six to 11.
    Other Financial Results. Operating profits in the quarter improved to 1.2% of revenues versus an operating loss of 0.5% in the year ago period, and free cash flow in the quarter was $37.3 million compared to $19.9 million. Interest expense declined slightly to $6.9 million, with net debt at the end of the quarter of $488.2 million, or $65.4 million lower than a year ago.

    Results for Nine Months Ending February 28, 2005

    Net income for the first nine months of fiscal 2005 was $21.7 million, or $0.54 per diluted share, compared to $35.9 million, or $0.90 per diluted share, in the prior year period. Revenues this fiscal year were $1,487.8 million versus $1,646.4 million a year ago. Free cash use in the period was $4.8 million, compared to free cash flow of $22.0 million in the prior year. These year-over-year differences primarily reflect revenue declines in Harry Potter and in Continuities, partially offset by growth in Educational Publishing and non-Harry Potter Trade Publishing.

    Upcoming Conference Call

    Scholastic will hold a conference call tomorrow (March 18, 2005) at 8:00 a.m. Eastern. To listen and/or ask questions, dial 888-338-6461 or 973-935-8510 (meeting leader is "Richard Robinson"). To view accompanying slides, go to the Investor Relations section of www.scholastic.com. Following the call, the slides will be available in the Investor Relations section of www.scholastic.com and an audio replay will be available at 877-519-4471 PIN number 5760041.

    About Scholastic

    Scholastic Corporation (NASDAQ:SCHL) is the world's largest publisher and distributor of children's books and a leader in educational technology. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children's books, magazines, technology-based products, teacher materials, television programming, film, videos and toys. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company's Internet site, www.scholastic.com.

    Forward-Looking Statements

    This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.


                        SCHOLASTIC CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
              (Amounts in millions except per share data)


                                          THREE MONTHS ENDED
                                --------------------------------------
                                  02/28/05     02/29/04     VARIANCE
                                ------------------------- ------------

 Revenues                            $480.8       $472.0    $8.8    2%

 Operating costs and expenses:
  Cost of goods sold                  233.9        229.7    (4.2)  -2%
  Selling, general and
   administrative expenses            213.1        214.1     1.0    0%
  Selling, general and                                               *
   administrative expenses -
   Continuity charges (1)                 -            -       -
  Bad debt expenses                    14.9         17.0     2.1   12%
  Depreciation and amortization        13.1         13.5     0.4    3%
  Special severance charges (2)           -            -       -     *
                                ------------------------- -------
 Total operating costs and
  expenses                            475.0        474.3    (0.7)   0%

 Operating income/(loss)                5.8         (2.3)    8.1     *

 Interest expense, net                  6.9          7.1     0.2    3%
                                ------------------------- -------

 Earnings/(loss) before income
  taxes                                (1.1)        (9.4)    8.3   88%

 Tax provision/(benefit)               (0.4)        (3.4)   (3.0) -88%
                                ------------------------- -------

 Net income/(loss)                    ($0.7)       ($6.0)   $5.3   88%
                                ========================= =======

 Weighted average shares
  outstanding:
  Basic                                40.0         39.4    0.60    2%
  Diluted                              41.1         40.4    0.70    2%

 Net income/(loss) per share:
  Basic                              ($0.02)      ($0.15)  $0.13   87%
  Diluted                            ($0.02)      ($0.15)  $0.13   87%


                                          NINE MONTHS ENDED
                                --------------------------------------
                                  02/28/05     02/29/04    VARIANCE
                                ------------------------ -------------

 Revenues                          $1,487.8    $1,646.4  ($158.6) -10%

 Operating costs and expenses:
  Cost of goods sold                  711.4       816.6    105.2   13%
  Selling, general and
   administrative expenses            627.8       639.4     11.6    2%
  Selling, general and                                               *
   administrative expenses -
   Continuity charges (1)               3.6           -     (3.6)
  Bad debt expenses                    50.7        66.1     15.4   23%
  Depreciation and amortization        39.1        39.8      0.7    2%
  Special severance charges (2)           -         3.2      3.2     *
                                ------------------------ --------
 Total operating costs and
  expenses                          1,432.6     1,565.1    132.5    8%

 Operating income/(loss)               55.2        81.3    (26.1) -32%

 Interest expense, net                 21.6        25.2      3.6   14%
                                ------------------------ --------

 Earnings/(loss) before income
  taxes                                33.6        56.1    (22.5) -40%

 Tax provision/(benefit)               11.9        20.2      8.3  -41%
                                ------------------------ --------

 Net income/(loss)                    $21.7       $35.9   ($14.2) -40%
                                ======================== ========

 Weighted average shares
  outstanding:
  Basic                                39.8        39.4     0.40    1%
  Diluted                              40.5        40.1     0.40    1%

 Net income/(loss) per share:
  Basic                               $0.55       $0.91   ($0.36) -40%
  Diluted                             $0.54       $0.90   ($0.36) -40%


(1) Results for the nine months ended February 28, 2005 include a pre-tax charge of $3.6, or $0.06 per diluted share after-tax, for severance related to staff reductions implemented in the first quarter of fiscal 2005 related to the previously announced reorganization of the Continuity business.

(2) Results for the nine months ended February 29, 2004 include pre-tax charges of $3.2, or $0.05 per diluted share after-tax, for staff reductions in the first and second quarters related to a workforce reduction announced in May 2003.


 *  Percent change not meaningful.

----------------------------------------------------------------------
FORWARD-LOOKING STATEMENTS
----------------------------------------------------------------------
This news release contains certain forward-looking statements. Such forward-looking statements, which are subject to various risks and uncertainties including the conditions of the children's book and instructional materials markets and acceptance of the Company's products within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.
----------------------------------------------------------------------


                        SCHOLASTIC CORPORATION
                   RESULTS OF OPERATIONS - SEGMENTS
                              (UNAUDITED)
                         (Amounts in millions)

                                        THREE MONTHS ENDED
                             -----------------------------------------
                               02/28/05       02/29/04      VARIANCE
                             --------------------------- -------------

 Children's Book Publishing
  & Distribution
  Revenue                          $272.3        $271.5     $0.8    0%
  Operating profit                   16.5          10.6      5.9   56%
                             ---------------------------
  Operating margin                    6.1%          3.9%

 Educational Publishing
  Revenue                            79.3          69.4      9.9   14%
  Operating profit                    4.0           3.2      0.8   25%
                             ---------------------------
  Operating margin                    5.0%          4.6%

 International
  Revenue                            92.0          87.6      4.4    5%
  Operating profit                    3.4           0.8      2.6     *
                             ---------------------------
  Operating margin                    3.7%          0.9%

 Media, Licensing and
  Advertising
  Revenue                            37.2          43.5     (6.3) -14%
  Operating profit/(loss)             1.3           0.3      1.0     *
                             ---------------------------
  Operating margin                    3.5%          0.7%

 Overhead expense                    19.4          17.2     (2.2) -13%
                             ---------------------------

 Operating income/(loss)             $5.8         ($2.3)    $8.1     *
                             =========================== ========


                                         NINE MONTHS ENDED
                             -----------------------------------------
                             2/28/2005 (1) 2/29/2004 (2)    VARIANCE
                             --------------------------- -------------

 Children's Book Publishing
  & Distribution
  Revenue                          $819.1      $1,010.1  ($191.0) -19%
  Operating profit                   47.2          87.7    (40.5) -46%
                             ---------------------------
  Operating margin                    5.8%          8.7%

 Educational Publishing
  Revenue                           292.0         262.5     29.5   11%
  Operating profit                   46.8          32.0     14.8   46%
                             ---------------------------
  Operating margin                   16.0%         12.2%

 International
  Revenue                           280.0         267.5     12.5    5%
  Operating profit                   19.6          18.2      1.4    8%
                             ---------------------------
  Operating margin                    7.0%          6.8%

 Media, Licensing and
  Advertising
  Revenue                            96.7         106.3     (9.6)  -9%
  Operating profit/(loss)            (2.2)         (1.6)    (0.6) -38%
                             ---------------------------
  Operating margin                   -2.3%         -1.5%

 Overhead expense                    56.2          55.0     (1.2)  -2%
                             ---------------------------

 Operating income/(loss)            $55.2         $81.3   ($26.1) -32%
                             =========================== ========

(1) Results for the nine months ended February 28, 2005 include a pre-tax charge of $3.6, or $0.06 per diluted share after-tax, in the Children's Book Publishing and Distribution segment for severance related to staff reductions implemented in the first quarter of fiscal 2005 related to the previously announced reorganization of the Continuity business.

(2) Results for the nine months ended February 29, 2004 include pre-tax Special severance charges of $3.2 for staff reductions implemented in the first and second quarters related to a workforce reduction announced in May 2003, but implemented in Fiscal 2004, allocated as follows: $1.5 to Children's Book Publishing and Distribution, $0.8 to Educational Publishing, $0.1 to Media, Licensing and Advertising, $0.3 to International and $0.5 to Overhead Expense.

 *  Percent change not meaningful.


                        SCHOLASTIC CORPORATION
                       SUPPLEMENTAL INFORMATION
                              (UNAUDITED)
                         (Amounts in millions)

                     SELECTED BALANCE SHEET ITEMS

                                --------------------------------------
                                  02/28/05     02/29/04      CHANGE
                                ------------------------- ------------

  Cash and cash equivalents           $22.1        $20.9     $1.2   6%
  Accounts receivable, net            249.1        261.4    (12.3) -5%
  Inventories                         468.0        484.0    (16.0) -3%
  Total debt (lines of credit,
   short-term debt and long-
   term debt)                         510.3        574.5     64.2  11%
  Total stockholders' equity          900.6        820.0     80.6  10%


                       SELECTED CASH FLOW ITEMS

                                          THREE MONTHS ENDED
                                --------------------------------------
                                   02/28/05     02/29/04     CHANGE
                                ------------------------- ------------

  Net cash provided by
   operating activities               $77.8        $49.5  $28.3    57%
  Additions to property, plant
   and equipment                        9.9          6.9   (3.0)  -43%
  Pre-publication and
   production costs                    19.9         15.7   (4.2)  -27%
  Royalty advances                     10.7          7.0   (3.7)  -53%
                                ------------------------- -------

  Free cash flow (cash use) (1)       $37.3        $19.9  $17.4    87%
                                ========================= =======


                                --------------------------------------
                                           NINE MONTHS ENDED
                                --------------------------------------
                                  02/28/05     02/29/04      CHANGE
                                ------------------------- ------------

  Net cash provided by
   operating activities              $105.0       $118.4  ($13.4) -11%
  Additions to property, plant
   and equipment                       31.4         26.5    (4.9) -18%
  Pre-publication and
   production costs                    53.7         51.5    (2.2)  -4%
  Royalty advances                     24.7         18.4    (6.3) -34%
                                ------------------------- -------

  Free cash flow (cash use) (1)       ($4.8)       $22.0  ($26.8)    *
                                ========================= =======

(1) Free cash flow is defined by the Company as net cash provided by operating activities, less spending on property, plant and equipment; pre-publication and production costs; and royalty advances. The Company believes this measure, which is a non-GAAP financial measure, is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

 *  Percent change not meaningful.

    CONTACT: Scholastic Corporation
             Kyle Good, 212-343-4563